UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    February 10, 2009

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   —   Entry into a Material Definitive Agreement.

a.      Robert Caspari Employment Agreement.

        Effective February 10, 2009 AspenBio Pharma, Inc. (“AspenBio” or the “Company”) commenced an employment agreement with Dr. Robert Caspari pursuant to which Dr. Caspari will serve as the Company’s chief operating officer and chief medical officer. The agreement is for an initial one year term and will automatically renew for successive one year terms unless terminated by either party. The employment agreement provides that Dr. Caspari will receive an annual salary of $250,000. Additionally, Dr. Caspari is eligible to receive health and other benefits to the extent he is eligible under the terms of those plans. In the event that the employment Agreement is terminated for other than cause, death, or disability, Dr. Caspari will receive his salary and benefits for a period of four months following such termination, or in the event of his death or “disability” (as defined in the employment agreement), in each case prior to the expiration of the term of the agreement, then he or his estate will receive his salary and benefits for a period of four months following such termination.

        As part of his employment agreement the Company agreed to grant Dr. Caspari stock options to acquire 300,000 shares of Company common stock exercisable at the fair market value of the Company’s common stock on February 10, 2009, the effective employment start date. The options, granted under the Company’s 2002 Stock Incentive Plan, vest annually in arrears over three years and expire in ten years.

b.       Jeffrey McGonegal Employment Agreement.

        Effective February 10, 2009 the Company commenced an employment agreement with Jeffrey McGonegal, the Company’s chief financial officer. Mr. McGonegal has served as the Company’s chief financial officer since 2003 although he had not previously had an employment agreement with the Company.

        The employment agreement is effective as of February 10, 2009, is for an initial one year term and will automatically renew for successive one year terms unless terminated by either party. Mr. McGonegal, following a transition period will devote all of his business related time to the Company. Mr. McGonegal will receive an annual salary of $175,000 which amount will be increased to $225,000 upon Mr. McGonegal devoting all of his business related time to the Company. Additionally, the employment agreement provides that Mr. McGonegal will continue to receive health and other benefits to the extent he is eligible under the terms of those plans. In the event that the employment agreement is terminated for other than cause, death or disability, Mr. McGonegal will receive his salary and benefits for a period of six months following such termination, or in the event of his death or “disability” (as defined in the employment agreement), in each case prior to the expiration of the term of the agreement, then he or his estate will receive his salary and benefits for a period of six months following such termination.

Item 1.02  —   Termination of a Material Definitive Agreement.

        On February 10, 2009 the employment agreement between the Company and Richard Donnelly was terminated. Mr. Donnelly previously served as the Company’s chief executive officer and president, however as further described in Item 5.02 below, he resigned from those positions on February 10, 2009. The Company agreed to pay Mr. Donnelly severance payable over a six month period as provided under the terms of his employment agreement. Mr. Donnelly has agreed to assist the Company with transition matters and will continue to provide the Company business consulting services.

Item 5.02   —   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a.       Appointment of New Officers.

        On February 10, 2009 Robert F. Caspari, M.D., age 62, was appointed to the positions of chief operating officer and chief medical officer. Dr. Caspari has more than 25 years of experience in drug and diagnostic product development and commercialization. He most recently served as the chief executive officer of Living Cell Technologies, a publicly traded biotech company focused on cellular therapy for Type I diabetes and neurological disorders. He was previously president and chief executive officer of Aurogen, a privately held biotech company involved in drug development for neurological disorders. Dr.  Caspari has also served as senior vice president of commercial operations and medical affairs at Myogen (now a unit of Gilead Sciences, traded on the Nasdaq), and as vice president and general manager of biopharmaceuticals at Novo Nordisk Pharmaceuticals (the U.S. operations of Novo Nordisk A/S, traded on the Denmark exchange). Earlier in his career he held management positions at Schering-Plough, Boehringer Mannheim, Somatogen, and Baxter International. Dr. Caspari entered the pharmaceutical industry in 1982 after practicing internal medicine for four years. He received a B.A. in psychology from UCLA and his medical degree from Georgetown University.

        Dr. Caspari has not had a direct or indirect material interest in any transaction or in any proposed transaction with the Company. Further, there are no family relationships between Dr. Caspari and any director or other executive officer of the Company.

        On February 10, 2009 Daryl Faulkner was appointed to serve as the Company’s interim chief executive officer. Daryl Faulkner has served as the Company’s executive chairman since January 26, 2009. Mr. Faulkner’s recent business experience and the terms of his employment agreement are described in a current report on Form 8-K dated January 19, 2009 (and filed on January 23, 2009).

b.       Employment Agreement with Jeffrey McGonegal.

        On February 10, 2009 the Company entered into an employment agreement with Jeffrey McGonegal, the Company’s chief financial officer. The material terms of the employment agreement are described in Item 1.01 above.

c.       Resignation of Executive Officer and Director.

        On February 10, 2009 Richard Donnelly resigned as the Company’s chief executive officer and president, and also from the Company’s board of directors. Mr. Donnelly informed the Company that he resigned for personal reasons and to pursue other business opportunities, and not as a result of a disagreement with any Company policies or practices.

Item 7.01  —   Regulation FD Disclosure.

        The power point presentation information furnished on Exhibit 99.3 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein and is available on the Company’s website.

Item 8.01  —  Other Events.

        On February 11, 2009, the Company issued a press release titled, “AspenBio Appoints Robert Caspari, M.D. as Chief Operating Officer and Chief Medical Officer.” A copy of this press release is attached hereto as Exhibit 99.1.

        On February 11, 2009, the Company issued a press release titled, “AspenBio Announces Management Team Changes.” A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01   —   Exhibits.

10.1	Employment Agreement with Robert F. Caspari effective as of February 10, 2009.

10.2	Employment Agreement with Jeffrey McGonegal, effective as of February 10, 2009.

99.1	Press Release dated February 11, 2009 titled, “AspenBio Appoints Robert Caspari, M.D. as Chief Operating Officer and Chief Medical Officer.”

99.2	Press Release dated February 11, 2009 titled, “AspenBio Announces Management Team Changes.”

99.3	Company information - “Power Point Presentation” dated February 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: February 17, 2009	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer